Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS SECOND QUARTER FISCAL 2016 RESULTS

San Jose, CA — April 25, 2016.  Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the second fiscal quarter ended April 2, 2016.

Second Quarter Fiscal 2016 Summary

•            Revenue of $1.61 billion

•            GAAP operating margin of 3.8 percent

•            GAAP diluted earnings per share of $0.39

•            Non-GAAP(1) operating margin of 4.1 percent

•            Non-GAAP(1) diluted earnings per share of $0.63

Revenue for the second quarter was $1.61 billion, compared to $1.53 billion in the prior quarter and $1.53 billion for the same period of fiscal 2015.

GAAP operating income in the second quarter was $61.1 million or 3.8 percent of revenue, compared to $49.7 million or 3.3 percent of revenue in the second quarter fiscal 2015.  GAAP net income in the second quarter was $30.4 million, compared to $14.7 million for the same period a year ago.  GAAP diluted earnings per share for the quarter were $0.39, compared to $0.17 in the second quarter of fiscal 2015.

Non-GAAP operating income in the second quarter was $65.4 million or 4.1 percent of revenue, compared to $56.6 million or 3.7 percent of revenue in the second quarter fiscal 2015.  Non-GAAP net income in the second quarter was $49.3 million, compared to $43.4 million in the same period a year ago.  Non-GAAP diluted earnings per share for the quarter were $0.63, compared to $0.50 for the same period a year ago.

“Solid execution coupled with growth in the majority of our market segments drove improvements in our results for the second quarter.  Revenue was up sequentially and year over year, and we achieved our highest earnings per share in over ten years,” stated Jure Sola, Chairman and Chief Executive Officer of Sanmina Corporation.  “Strong cash generation provides us flexibility to continue to invest in technologies and businesses that further enhance our differentiation in the market and provide industry leading value to our customers.  As we further diversify our business, we remain confident our financial results will continue to improve,” concluded Sola.

Balance Sheet Summary

•            Ending cash and cash equivalents were $407.3 million

•            Cash flow from operations was $142.6 million

•            Repurchased 4.0 million common shares for $74.7 million

•            Inventory turns were 6.5x

•            Cash cycle days were 44.6 days

Third Quarter Fiscal 2016 Outlook

The following forecast is for the third fiscal quarter ending July 2, 2016.  These statements are forward-looking and actual results may differ materially.

•                  Revenue between $1.625 billion to $1.675 billion

•                  Non-GAAP diluted earnings per share between $0.61 to $0.65

Upcoming Investor and Analyst Day

Sanmina will host an Investor and Analyst Day on Thursday, May 26, 2016 in New York.  The event will begin at 9:00 a.m. ET and conclude at approximately 1:00 p.m. ET.  Jure Sola, Chairman and Chief Executive Officer, along with members of the management team will provide a closer look into the Company.

Financial analysts and institutional investors who are interested in attending the event should contact Paige Bombino at (408) 964-3610 or email paige.bombino@sanmina.com.  For other interested parties, a simultaneous webcast of the event will be available on the company website at www.sanmina.com, in the investor relations section.

Company Conference Call Information

Sanmina will hold a conference call regarding financial results for the second quarter fiscal 2016 on Monday, April 25, 2016 at 5:00 p.m. ET (2:00 p.m. PT).  The access numbers are: domestic 877-273-6760 and international 706-634-6605. The conference will also be broadcast live over the Internet.  You can log on to the live webcast at www.sanmina.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina’s website at www.sanmina.com.  A replay of the conference call will be available for 48-hours.  The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 92300896.

(1)In the commentary set forth above and/or in the financial statements included in this earnings release, we present the following non-GAAP financial measures: operating income, operating margin, net income and diluted earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations), impairment charges for goodwill and other assets, amortization expense and other infrequent or unusual items (including charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes), to the extent material or which we consider to be of a non-operational nature in the applicable period.   See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP results contained in this release to their most directly comparable GAAP measures is included in the financial statements contained in this release.  Sanmina provides its third quarter fiscal 2016 outlook for earnings per share only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of acquisitions, restructuring activities, asset impairments and other unusual and infrequent items.

About Sanmina

Sanmina Corporation is a leading integrated manufacturing solutions provider serving the fastest-growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, storage, industrial, defense, medical, energy and industries that include embedded computing technologies such as, point of sale devices, casino gaming and automotive. Sanmina has facilities strategically located in key regions throughout the world. More information regarding the company is available at http://www.sanmina.com.

Sanmina Safe Harbor Statement

Certain statements contained in this press release, including the Company’s outlook for the third quarter fiscal 2016 and expectations for continued improvement in its financial results, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including adverse changes to the key markets we target; credit problems experienced by our customers; risks arising from our international operations; competition that could cause us to lose sales; consolidation among our customers and suppliers that could adversely affect our business; and the other factors set forth in the Company’s annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Sanmina Contact

Paige Bombino

Vice President, Investor Relations

(408) 964-3610

Condensed Consolidated Balance Sheets

(in thousands)

(GAAP)

	April 2,	October 3,
	2016	2015
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$407,319	$412,253
Accounts receivable, net	998,600	936,952
Inventories	922,704	918,728
Prepaid expenses and other current assets	64,313	55,047
Total current assets	2,392,936	2,322,980

Property, plant and equipment, net	611,799	590,844
Deferred tax assets	476,009	497,605
Other	117,590	81,835
Total assets	$3,598,334	$3,493,264

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,104,187	$1,035,323
Accrued liabilities	134,670	111,416
Accrued payroll and related benefits	119,964	120,402
Short-term debt	136,430	113,416
Total current liabilities	1,495,251	1,380,557

Long-term liabilities:
Long-term debt	437,566	423,949
Other	170,423	168,287
Total long-term liabilities	607,989	592,236

Stockholders’ equity	1,495,094	1,520,471
Total liabilities and stockholders’ equity	$3,598,334	$3,493,264

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Six Months Ended
	April 2,	March 28,	April 2,	March 28,
	2016	2015	2016	2015

Net sales	$1,611,174	$1,527,530	$3,145,888	$3,198,692
Cost of sales	1,474,462	1,412,267	2,885,538	2,957,083
Gross profit	136,712	115,263	260,350	241,609

Operating expenses:
Selling, general and administrative	63,494	57,023	121,187	116,441
Research and development	9,997	7,559	19,644	15,628
Amortization of intangible assets	918	425	1,610	850
Restructuring costs	1,204	1,740	1,757	4,740
Asset impairments	—	—	1,000	1,954
Gain on sales of long-lived assets	—	(1,136)	—	(1,136)
Total operating expenses	75,613	65,611	145,198	138,477

Operating income	61,099	49,652	115,152	103,132
Interest income	159	265	307	554
Interest expense	(6,353)	(6,197)	(12,231)	(12,634)
Other income (expense), net	489	(365)	271	(1,893)
Interest and other, net	(5,705)	(6,297)	(11,653)	(13,973)
Income before income taxes	55,394	43,355	103,499	89,159
Provision for income taxes	25,033	28,607	46,000	51,755
Net income	$30,361	$14,748	$57,499	$37,404

Basic income per share	$0.40	$0.18	$0.75	$0.45
Diluted income per share	$0.39	$0.17	$0.72	$0.43

Weighted-average shares used in computing per share amounts:
Basic	75,477	82,977	76,605	82,762
Diluted	78,525	86,897	79,740	86,797

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	April 2,	Jan. 2,	March 28,	April 2,	March 28,
	2016	2016	2015	2016	2015

GAAP Operating Income	$61,099	$54,053	$49,652	$115,152	$103,132
GAAP operating margin	3.8%	3.5%	3.3%	3.7%	3.2%
Adjustments
Stock compensation expense (1)	8,485	4,052	5,488	12,537	11,205
Amortization of intangible assets	2,120	1,360	885	3,480	1,920
Reversal of contingent consideration accrual (2)	(7,558)	—	—	(7,558)	—
Distressed customer charges (3)	—	—	—	—	3,102
Restructuring costs	1,204	553	1,740	1,757	4,740
Gain on sales of long-lived assets	—	—	(1,196)	—	(1,196)
Asset impairments	—	1,000	—	1,000	1,954
Non-GAAP Operating Income	$65,350	$61,018	$56,569	$126,368	$124,857
Non-GAAP operating margin	4.1%	4.0%	3.7%	4.0%	3.9%

GAAP Net Income	$30,361	$27,138	$14,748	$57,499	$37,404

Adjustments:
Operating income adjustments (see above)	4,251	6,965	6,917	11,216	21,725
Loss on extinguishment of debt (4)	—	—	—	—	2,913
Bargain purchase gain (5)	(1,642)	—	—	(1,642)	—
Litigation settlements (6)	—	—	—	—	(273)
Deferred and non-recurring tax adjustments	16,332	12,707	21,698	29,039	34,726
Non-GAAP Net Income	$49,302	$46,810	$43,363	$96,112	$96,495

GAAP Net Income Per Share:
Basic	$0.40	$0.35	$0.18	$0.75	$0.45
Diluted	$0.39	$0.33	$0.17	$0.72	$0.43

Non-GAAP Net Income Per Share:
Basic	$0.65	$0.60	$0.52	$1.25	$1.17
Diluted	$0.63	$0.58	$0.50	$1.21	$1.11

Weighted-average shares used in computing per share amounts:
Basic	75,477	77,921	82,977	76,605	82,762
Diluted	78,525	81,205	86,897	79,740	86,797

(1)         Stock compensation expense was as follows:

	Three Months Ended			Six Months Ended
	April 2,	Jan. 2,	March 28,	April 2,	March 28,
	2016	2016	2015	2016	2015

Cost of sales	$1,932	$1,405	$1,491	$3,337	$3,067
Selling, general and administrative	6,422	2,566	3,959	8,988	8,062
Research and development	131	81	38	212	76
Total	$8,485	$4,052	$5,488	$12,537	$11,205

(2)         Represents a reduction in an accrual for contingent consideration related to an acquisiton completed in a previous period.

(3)         Relates to inventory and bad debt reserves associated with distressed customers.

(4)         Represents a loss, including write-off of unamortized debt issuance costs, on debt redeemed, repurchased or otherwise extinguished prior to maturity.

(5)         Represents a bargain purchase gain recorded in connection with an acquisition.

(6)         Represents cash received in connection with certain litigation settlements.

Schedule 1

The commentary and financial information above includes non-GAAP measures of operating income, operating margin, net income and earnings per share.  Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other infrequent items, to the extent material or which we consider to be of a non-operational nature in the applicable period, and as more fully described below.

Management excludes these items principally because such charges are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of the ongoing, core business. The material limitations to management’s approach include the fact that the charges and expenses excluded are nonetheless charges required to be recognized under GAAP. Management compensates for these limitations primarily by using GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results back to GAAP in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of stock options in each quarter. In addition, given the fact that competitors grant different amounts and types of equity award and may use different option valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Items, which consist of other infrequent or unusual items (including charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes), to the extent material or non-operational in nature, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing core operations. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.